Byrna Technologies Inc. 8-K

 Exhibit 99.1

Byrna Technologies Announces Record Third Quarter Sales, Production, and Order Backlog

Executes New Employment Agreement with CEO Bryan Ganz

ANDOVER, MA (SEPTEMBER 10, 2020) — Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) (“Byrna” or “the Company”) finished the fiscal third quarter of 2020, ending August 31st, with record quarterly sales of approximately (US) $4.2 million.  Domestic sales accounted for 88% of Byrna’s quarterly revenues and International Sales accounted for 12% of quarterly revenues. In terms of sales channels, 75% of Byrna’s quarterly sales came from e-commerce, 16% came from brick & mortar dealers and 9% from law enforcement agencies. This brought Byrna's 2020 YTD sales to (US) $5.6 million compared to total sales of (US) $424,000 for the same period in 2019 – an increase of more than 1200%.

In terms of units, the Company sold 10,800 Byrna HD launchers. Production climbed to 14,874 units for the quarter with the Company producing 1,756 units in June, 2,941 units in July and 10,177 units in August. At the end of the quarter (August 31, 2020), Byrna had a backlog of approximately 23,300 units or $10.4 million USD, up from $193,000 USD as of May 31, 2020.

Bryan Ganz, CEO of Byrna, stated, "I am very proud of our team’s ability to ramp up production from 100 units a day at the beginning of the quarter to 500 units a day by the end of the quarter. With Ft. Wayne production coming online later this month we should be able to bring global production to 750 units a day by the end of October, by which time we expect to fill our current back orders.”

The Company also announced a new employment agreement with CEO, Bryan Ganz, in order to maintain strong leadership and continuity during this period of rapid growth. Mr. Ganz has signed a new three-year employment agreement and non-compete.  Mr. Ganz has led the Company for the past four years, a pivotal time for the Company, notably overseeing the development of the Byrna HD, the Company's most prominent product.  Mr. Ganz’s agreements will be attached in their entirety as exhibits to a Form 8K to be filed by the Company.

Additionally, the Company recently announced the expansion of its senior leadership team with the hiring of a new Chief Financial Officer, Chief Supply Chain Officer, and Director of Human Resources. For more information on the Company’s new hires, please visit the Company’s investor relations website here.

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About Byrna Technologies Inc.

Byrna is an emerging non-lethal technology company, specializing in the development and manufacture of innovative less lethal equipment and munitions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna®HD personal security device, which looks to be the leading choice in the consumer and private security markets for non-lethal home protection, personal safety, and security.

About the Byrna® HD

The Byrna HD is the Company's first personal security device designed for the consumer and private security markets. The Byrna HD is engineered with patented designs and proprietary parts to provide an effective non-lethal option for home safety and personal security with the form factor of a compact handgun. The Byrna HD is easy to use, with virtually no recoil and can be fitted with a laser or light to facilitate accurate shooting even by non-gun owners. Unlike pepper spray and stun guns or Tasers, it provides a safety zone of 60 feet and comes with multiple easily reloadable magazines that can hold five .68 caliber hard kinetic rounds or highly effective payload rounds designed to burst on impact. Payload rounds include the Company's proprietary chemical irritant and pepper rounds designed to burn an assailant's eyes and respiratory system upon contact. The Byrna HD is not a "firearm" and does not require a background check but it is subject to certain state and local regulation. Always check local laws before purchasing or travelling with a Byrna HD or other CO2 powered or "pepper spray" type device. To purchase Byrna® products visit the Company's e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" and "forward-looking information" (collectively, "forward-looking information") within the meaning of applicable U.S. and Canadian securities legislation. All information contained in this news release, other than statements of current and historical fact, is forward-looking information. Often, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "budget", "guidance", "scheduled", "estimates", "forecasts", "strategy", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). Forward-looking information is also identifiable in statements of currently occurring matters which may continue in the future, such as "providing the Company with", "is currently", "allows/allowing for", "will advance" or "continues to" or other statements that may be stated in the present tense with future implications. All of the forward-looking information in this news release is qualified by this cautionary note. Forward-looking information in this news release includes, but is not limited to the Company’s expectations relating to commencement of manufacturing in Fort Wayne, production numbers, and projected fulfillment of backorders. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information.

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The material factors or assumptions that the Company identified and were applied by the Company in drawing conclusions or making forecasts or projections set out in the forward-looking information include, but are not limited to, the Company's ability hire and train qualified workers and effectively integrate new personnel, risks from the ongoing Covid-19 pandemic related to expanding and maintaining operation of the Company’s manufacturing and distribution centers and risks to the supply chain which includes third parties outside of the Company's control, parts or finished goods product recalls, legal developments or personnel turnover that could impact the sale of or market for the Company's products or prevent or threaten to prevent the Company's sales, timely financial reporting, or the listing of the Company’s securities, the company's reliance on new and untested vendors, unanticipated production issues, reduced demand due to competition, inability to fill orders promptly, insufficient cash to meet increased production costs or increased costs of sales and one time transaction costs whether related to the pandemic or otherwise, negative market response to the Company's products, negative events or events and political and civil movements that could potentially reduce demand for the Company's product or cause cancellations, and a possible decline in market price of the Company's stock or market wide events that result in an unanticipated number of order cancelations. Should one or more risk, uncertainty, contingency, or other factor materialize, or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, the reader should not place undue reliance on forward-looking information. The Company does not assume any obligation to update or revise any forward-looking information after the date of this news release or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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